UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2012 (May 17, 2012)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Metro Bancorp, Inc. (“Metro”) was held on May 17, 2012.  At that meeting, the shareholders considered and acted upon the following proposals:

1.  The election of directors.  By the vote reflected below, the shareholders elected the following individuals to serve as directors until the 2013 Annual Meeting:

	Votes For	Votes Withheld	Broker Non-Votes
James R. Adair	10,816,892	150,687	2,409,308
John J. Cardello, CPA	10,823,440	144,139	2,409,308
Douglas S. Gelder	10,737,994	229,585	2,409,308
Alan R. Hassman	10,743,624	223,955	2,409,308
Howell C. Mette, Esq.	10,816,017	151,562	2,409,308
Gary L. Nalbandian	10,813,171	154,408	2,409,308
Michael A. Serluco	10,737,070	230,509	2,409,308
Samir J. Srouji, M.D.	10,810,465	154,814	2,411,608

2.  The amended and restated the 2011 Director Stock Option Plan. The shareholders voted to approve the amended and restated 2011 Director Stock Option Plan to permit the awarding of restricted stock. The voting totals for this item are as follows: 10,025,670 shares voted for the proposal; 934,699 shares voted against the proposal; and 7,210 shares abstained from voting on the proposal.  There were 2,409,308 broker non-votes on the proposal.

3. The amendment to the Smartbuy Stock Purchase Program.  The shareholders voted to approve an amendment to the Smartbuy Stock Purchase Program ("Program") to increase the number of shares issuable under the Program by 100,000 shares. The voting totals for this item are as follows: 10,306,630 shares voted for the proposal; 594,381 shares voted against the proposal; and 66,568 shares abstained from voting on the proposal.  There were 2,409,308 broker non-votes on the proposal.

4. The Say-On-Pay Proposal advisory vote on compensation of named executive officers.  The shareholders voted to approve, on an advisory non-binding basis, the compensation paid to the named executive officers.  The voting totals for this item are as follows: 8,053,733 shares voted for the proposal; 2,815,075 shares voted against the proposal; and 98,771 shares abstained from voting on the proposal.  There were 2,409,308 broker non-votes on the proposal.

5.  The ratification of the appointment of ParenteBeard LLC as Metro's independent registered public accounting firm for the fiscal year ending December 31, 2012. The voting results were as follows: 13,314,792 shares voted for the proposal; 47,210 shares voted against the proposal; and 14,885 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: May 21, 2012
/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer